Exhibit 99.1

Mimecast Announces Hearing Date with the Royal Court of Jersey to Review Pending Permira Transaction

LEXINGTON, Mass., April 21, 2022 — Mimecast Limited (NASDAQ: MIME) today announced that the Royal Court of Jersey has set May 18, 2022 at 10:00 am BST / 5:00 am EDT to hear Mimecast’s application to sanction the scheme of arrangement under Part 18A of the Companies (Jersey) Law 1991. Mimecast is actively pursuing opportunities to reschedule this hearing date for an earlier date. If, and only if, Mimecast is successful in securing an earlier date to hold this hearing, an additional press release announcing such date will be released at least 14 days prior to such date.

Mimecast shareholders are entitled to attend and be heard at the Royal Court of Jersey hearing, either in person or through a Jersey advocate, to support or oppose the Scheme. The Court’s address is Royal Court House, Royal Square, St Helier, Jersey JE1 1JG and its telephone number is +44 1534 441 300.

Under the terms of the previously announced transaction, funds advised by Permira will acquire all outstanding ordinary shares of Mimecast for $80.00 per share in cash. The transaction is expected to close in the first half of 2022. Upon completion of the transaction, Mimecast will become a privately held company and the ordinary shares of Mimecast will no longer be listed on any public market.

Mimecast: Relentless protection. Resilient world. ™

Mimecast (NASDAQ: MIME) was born in 2003 with a focus on delivering relentless protection. Each day, we take on cyber disruption for our tens of thousands of customers around the globe; always putting them first, and never giving up on tackling their biggest security challenges together. We are the company that built an intentional and scalable design ideology that solves the number one cyberattack vector – email. We continuously invest to thoughtfully integrate brand protection, security awareness training, web security, compliance and other essential capabilities. Mimecast is here to help protect large and small organizations from malicious activity, human error and technology failure; and to lead the movement toward building a more resilient world. www.mimecast.com

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on Mimecast’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond Mimecast’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement; (ii) the failure to obtain certain required regulatory approvals to the completion of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; (iii) the effect of the announcement of the proposed transaction on the ability of Mimecast to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (iv) the response of competitors to the proposed transaction; (v) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (vi) the ability to meet expectations regarding the timing and completion of the proposed transaction; (vii) significant costs associated with the proposed transaction; (viii) potential litigation relating to the proposed transaction; (ix) restrictions during the pendency of the proposed transaction that may impact Mimecast’s ability to pursue certain business opportunities; and (x) the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission (SEC). As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this communication as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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For Mimecast

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Investors@Mimecast.com

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Press@Mimecast.com